SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549



                                      FORM 8-K


                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): August 7, 1997




                                ROSE'S HOLDINGS, INC.
               (Exact name of registrant as specified in its charter)


                                      Delaware
                   (State or other jurisdiction of incorporation)


0-631                                                                56-2043000
(Commission File Number)                      (IRS Employer Identification No.)

218 S. Garnett Street
Henderson, North Carolina                                                 27536
(Address of principal executive offices)                             (Zip Code)


                                   (919) 430-2600
                (Registrant's telephone number, including area code)


                                 Rose's Stores, Inc.
            (Former name or former address, if changed since last report)
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Item 5: OTHER EVENTS

     On August 7, 1997, pursuant to an agreement and plan of merger among Rose's Stores, Inc. ("Stores") and two newly created, wholly-owned subsidiaries of Stores, Stores became a wholly-owned subsidiary of Rose's Holdings, Inc., a Delaware corporation (the "Company"). As a result of such merger, each share of common stock, no par value ("Stores Common Stock"), of Stores was converted into common stock, no par value ("Common Stock"), of the Company and each warrant, option or other right entitling the holder thereof to purchase or receive shares of Stores Common Stock was converted into a warrant, option or other right (as the case may be) entitling the holder thereof to purchase or receive shares of Common Stock on identical terms. The certificate of incorporation and by-laws of Holdings are substantially identical to the certificate of incorporation and by-laws of Stores.

Item 7:  FINANCIAL STATEMENTS AND EXHIBITS

         (c)   Exhibits

               10. Agreement and Plan of Merger among Rose's Holdings, Inc., Rose's Stores, Inc. and Rose's Transitory, Inc.

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                                    SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ROSE'S HOLDINGS, INC.



Date:  August 25, 1997                       By:/s/Jeanette R. Peters
                                                Jeanette R. Peters
                                                Senior Vice President,
                                                Chief Financial Officer
                                                and Treasurer